EXHIBIT 5.1


                   Ballard Spahr Andrews & Ingersoll, LLP
                        1225 17th Street, Suite 2300
                           Denver, Colorado 80202

                               April 26, 2002

Whitemark Homes, Inc.
650 S. Central Avenue, Suite 1000
Oviedo, Florida  32765

    Re: Registration Statement on Form S-8

Ladies and Gentlemen:

    We have acted as special counsel to Whitemark Homes, Inc., a Colorado corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of 500,000 shares of the Company's common stock, par value $.001 per share (the "Shares"), that may be issued under the 2002 Stock Compensation Plan (the "Plan").

    In our capacity as special counsel, we have examined the Plan and originals and copies, certified or otherwise identified to our satisfaction, of such other agreements, documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below, and have relied upon the accuracy of factual matters contained therein. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

    Based upon the foregoing, we are of the opinion that the Shares, when issued for services performed for the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

    This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date hereof.

    We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                 Very truly yours,

                                 _/s/_BALLARD_SPAHR_ANDREWS_&_INBERSOLL,_LLP_
                                 Ballard Spahr Andrews & Ingersoll, LLP



                                EXHIBIT 5.1